As filed with the Securities and Exchange Commission on March 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cryoport, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0313393 (I.R.S. Employer Identification No.)

112 Westwood Place, Suite 350
Brentwood, TN 37027
(Address of principal executive offices, including zip code)

Stock Option Agreements

(Full title of the plan)

Robert Stefanovich
Cryoport, Inc.

Chief Financial Officer

112 Westwood Place, Suite 350

Brentwood, TN 37027

(949) 470-2300

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Kevin Zen

Snell & Wilmer L.L.P.

600 Anton Boulevard., Suite 1400

Costa Mesa, CA 92626

(714) 427-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed by Cryoport, Inc., a Nevada corporation (the “Company”), for the purpose of registering the reoffer and resale of an aggregate of up to 489,958 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), issued or issuable upon exercise of stock options previously granted to the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer (each, a “Selling Stockholder”) pursuant to certain stock option agreements outside of the Company’s 2002 Stock Incentive Plan, 2009 Stock Incentive Plan, 2011 Stock Incentive Plan, 2015 Omnibus Equity Incentive Plan, and 2018 Omnibus Equity Incentive Plan (collectively, the “Plans”), entered into between the respective Selling Stockholder and the Company.

This registration statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for the reoffer and resale on a continuous or delayed basis of the Shares, which may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, by the Selling Stockholders. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

PART I
Information Required in the Section 10(a) Prospectus

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this registration statement prepared by Cryoport, Inc., a Nevada corporation (the “Company”), in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), as applicable. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are available to participants without charge upon written or oral request to:

Cryoport, Inc.

112 Westwood Place, Suite 350

Brentwood, TN 37027

Attn: Secretary

(949) 470-2300

CRYOPORT, INC.

REOFFER PROSPECTUS

489,958 SHARES OF COMMON STOCK

This reoffer prospectus relates to an aggregate of up to 489,958 shares of common stock, $0.001 par value per share (the “Shares”), of Cryoport, Inc., a Nevada corporation (the “Company”), that may be reoffered or resold from time to time by Jerrell W. Shelton, the Company’s President and Chief Executive Officer, and Robert S. Stefanovich, the Company’s Chief Financial Officer (collectively, the “Selling Stockholders”). The Shares were issued, or are issuable, upon exercise of stock options previously granted to the Selling Stockholders pursuant to certain stock option agreements outside of the Company’s 2002 Stock Incentive Plan, 2009 Stock Incentive Plan, 2011 Stock Incentive Plan, 2015 Omnibus Equity Incentive Plan, and 2018 Omnibus Equity Incentive Plan (collectively, the “Plans”), entered into between the respective Selling Stockholder and the Company.

The Selling Stockholders may sell the Shares covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on The Nasdaq Capital Market or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which may be deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CYRX.” On March 6, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $6.66 per share.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. While we will pay the expenses of registering the Shares, the Selling Stockholders will bear all sales commissions and similar expenses.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” contained in this reoffer prospectus beginning on page 7, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus in March 7, 2025

ABOUT THIS REOFFER PROSPECTUS

This reoffer prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this reoffer prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information; Incorporation by Reference” in this reoffer prospectus, and in particular, the periodic and current reports we file with the Securities and Exchange Commission (the “SEC”).

You should rely only on the information contained in this reoffer prospectus or incorporated herein by reference or in any prospectus supplement. Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this reoffer prospectus and any prospectus supplement is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This reoffer prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this reoffer prospectus and any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this reoffer prospectus and any applicable prospectus supplement, as well as under similar headings in any documents that are incorporated by reference into this reoffer prospectus and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

When we refer to “Cryoport,” “we,” “our,” “us” and the “Company” in this reoffer prospectus, we mean Cryoport, Inc. and its consolidated subsidiaries, unless otherwise specified.

This reoffer prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this reoffer prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.cryoportinc.com. The information on our website, however, is not, and should not be deemed to be, a part of this reoffer prospectus.

This reoffer prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this reoffer prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This reoffer prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 7, 2025 (the “Form 10-K”).

2.	The description of the Company’s common stock contained in its Registration Statement on Form 8-A (No. 001-34632), filed with the SEC on July 22, 2015, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Form 10-K.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

We will provide without charge to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffer prospectus, but not delivered with this reoffer prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this reoffer prospectus incorporates. You should direct any requests for such documents to:

Cryoport, Inc.

112 Westwood Place, Suite 350

Brentwood, TN 37027

Attn: Chief Financial Officer

(949) 470-2300

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus, including the documents that we incorporate by reference, contains forward-looking statements. All statements other than statements of historical facts contained in this reoffer prospectus, including any statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. Forward-looking statements include, but are not necessarily limited to, those relating to:

•	our expectations about future business plans, new products or services, regulatory approvals, strategies, development timelines, prospective financial performance and opportunities, including potential acquisitions;

•	expectations about future benefits of our acquisitions and our ability to successfully integrate those businesses and our plans related thereto;

•	liquidity and capital resources;

•	plans relating to our cost reduction and capital realignment measures and expectations about resulting annual cost savings and financial impact;

•	assumptions relating to the impairment of assets;

•	plans relating to any repurchases of our common stock and/or convertible notes;

•	projected trends in the market in which we operate;

•	our expectations relating to current supply chain impacts;

•	inflationary pressures and the effect of foreign currency fluctuations;

•	anticipated regulatory filings or approvals with respect to the products of our clients;

•	expectations about securing and managing strategic relationships with global couriers or large clinical research organizations;

•	our future capital needs and ability to raise capital on favorable terms or at all;

•	results of our research and development efforts; and

•	approval of our patent applications.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, and the effects of foreign currency fluctuations, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, and technical development risks. Other factors that might cause such a difference include, but are not limited to, those discussed under the heading “Risk Factors” in this reoffer prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as in our subsequent filings with the SEC, which are incorporated by reference into this reoffer prospectus.

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Any forward-looking statements speak only as of the date on which they are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC.

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PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this reoffer prospectus, including the documents incorporated by reference herein. You should read the entire reoffer prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference in this reoffer prospectus.

Company Overview

We are a global leader in integrated temperature-controlled supply chain solutions for the life sciences industry, with a strong focus on supporting the Cell and Gene Therapy market (CGT). Our broad array of products and services are designed to mitigate risks and ensure the safe and reliable storage and delivery of critical therapies and other high value biologic materials. We support the entire continuum from biomaterial collection to final delivery, ‘Enabling the Future of MedicineTM’.

Our integrated supply chain platform leverages advanced temperature-controlled packaging, systems, and informatics to deliver essential solutions for companies in the CGT ecosystem, including:

•	BioLogistics services

•	BioStorage/BioServices

•	Cryopreservation services

•	Cryogenic systems

We have a market leading role in supporting the CGT market and other markets in the life sciences industry that require comprehensive, technology-centric supply chain solutions for high-value products and materials.

•	As of December 31, 2024, we supported 701 clinical trials and 19 commercial cell and gene therapies.

•	Our integrated solutions help ensure the integrity of cellular material throughout the supply chain from the time biological materials are extracted from the patient for the cell and gene manufacturing process to the delivery of the therapies to the point of care.

•	These solutions include BioLogistics, BioServices, and Cryopreservation services, all of which are critical for the development and delivery of these lifesaving therapies.

•	Our newly introduced Cryopreservation services (IntegriCell®) provide enhanced cryopreservation and characterization services to maintain the quality of cellular therapy starting materials.

•	Our informatics, led by the Cryoportal® Logistics Management Platform, provides visibility of real-time monitoring and tracking and Chain-of-Compliance®. It also provides the process control and information that ensures quality and regulatory compliance. The Cryoportal® Logistics Management Platform has integration capabilities with clients, partners and vendors through Application Program Interfaces (API).

•	MVE Biological Solutions, the global leader for cryogenic systems used in the life sciences for storage and transportation, is known for its reliability, safety, high-quality manufacturing, and innovation. This inhouse manufacturing capability protects Cryoport Systems by ensuring the reliable supply of essential purpose-built cryogenic equipment and technology that enables us to quickly scale our services capabilities as the CGT market grows and expands worldwide.

We have a global presence through our directly operated global supply chain centers, logistics centers and depots, biostorage/bioservices, and cryoprocessing centers. We have partner networks in the Americas, EMEA (Europe, the Middle East, and Africa) and APAC (Asia-Pacific) regions. In addition, our MVE Biological Solutions business unit operates three cryogenic systems manufacturing centers, including two in the U.S. and one in China.

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Our principal executive offices are located at 112 Westwood Place, Suite 350, Brentwood, TN 37027. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is https://www.cryoportinc.com. The information on our website is not, and should not be deemed to be, a part of this reoffer prospectus.

The Offering

This reoffer prospectus relates to an aggregate of up to 489,958 Shares that may be reoffered or resold from time to time by the Selling Stockholders. The Shares were issued, or are issuable, upon exercise of stock options previously granted to the Selling Stockholders pursuant to certain stock option agreements outside of the Plans entered into between the respective Selling Stockholder and us. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders. For more information, see the sections titled “Use of Proceeds,” “Selling Stockholders,” and “Plan of Distribution” in this reoffer prospectus.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this reoffer prospectus, as updated by our subsequent filings under the Exchange Act. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements” in this reoffer prospectus.

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USE OF PROCEEDS

The Shares offered by the Selling Stockholders pursuant to this reoffer prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale of the Shares offered through this reoffer prospectus by the Selling Stockholders.

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SELLING STOCKHOLDERS

This reoffer prospectus relates to the possible resale by the Selling Stockholders from time to time of up to an aggregate of 489,958 Shares that have been or will be issued to the Selling Stockholders pursuant to certain stock option agreements outside of the Plans entered into between the respective Selling Stockholder and us.

The following table sets forth, as of February 28, 2025 (the “Determination Date”): (i) the name of each Selling Stockholder; (ii) the number of shares and percentage of our common stock beneficially owned by each Selling Stockholder; (iii) the number of Shares that may be offered under this reoffer prospectus by each Selling Stockholder; and (iv) the number and percentage of our common stock beneficially owned by each Selling Stockholder assuming all of the Shares offered under this reoffer prospectus are sold. There is no assurance as to whether the Selling Stockholders will in fact sell any or all of their Shares offered under this reoffer prospectus. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Unless otherwise indicated, the Selling Stockholders have sole voting and sole investment control with respect to all shares of common stock beneficially owned. Furthermore, unless otherwise indicated, the business address of each Selling Stockholder is c/o Cryoport, Inc., 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027.

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares to be Sold Pursuant to this Reoffer	Common Stock Beneficially Owned Upon Completion of this Offering
Name of Selling Stockholder	Number	Percentage(1)	Prospectus	Number	Percentage(1)(2)
Jerrell W. Shelton(3)	3,231,128	6.2%	482,392	2,748,736	5.2%

Robert S. Stefanovich(4)	846,856	1.7%	7,566	839,290	1.7%

(1)	Based on 49,910,391 shares of our common stock outstanding as of the Determination Date.

(2)	Assumes that all of the Shares offered under this reoffer prospectus are sold and that no Selling Stockholder will acquire additional shares of our common stock before the completion of this offering.

(3)	Consists of (i) 687,176 shares of common stock held by Mr. Shelton; (ii) 25,521 shares of common stock issuable to Mr. Shelton upon vesting of restricted stock rights (“RSRs”) held by Mr. Shelton that vest within 60 days of the Determination Date; and (iii) 2,518,431 shares of common stock issuable to Mr. Shelton upon exercise of stock options held by Mr. Shelton that are exercisable within 60 days of the Determination Date (including 219,892 Shares that are offered under this reoffer prospectus). Mr. Shelton serves as the Chair of our board of directors and as our President and Chief Executive Officer.

(4)	Consists of (i) 162,849 shares of common stock held by Mr. Stefanovich; (ii) 165,000 shares held by the Jerrell W. Shelton 2021 GST Exempt Trust, over which Mr. Stefanovich has sole voting and dispositive power; (iii) 9,332 shares of common stock issuable to Mr. Stefanovich upon vesting of RSRs held by Mr. Stefanovich that vest within 60 days of the Determination Date; and (iv) 509,675 shares of common stock issuable to Mr. Stefanovich upon exercise of stock options held by Mr. Stefanovich that are exercisable within 60 days of the Determination Date (including 7,566 Shares that are offered under this reoffer prospectus). Mr. Stefanovich serves as our Senior Vice President, Chief Administrative Officer and Chief Financial Officer.

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PLAN OF DISTRIBUTION

The Selling Stockholders may sell the Shares covered by this reoffer prospectus from time to time in one or more offerings. Registration of the Shares covered by this reoffer prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the Shares, and the Selling Stockholders will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. We will not receive any of the proceeds from the sale of the Shares offered by this reoffer prospectus.

The Selling Stockholders may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

The Selling Stockholders may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

If required at the time of the offering of the Shares, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. The prospectus supplement will name any underwriter used in the offering.

The Selling Stockholders may sell the securities offered through this reoffer prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

The Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Stockholders and the underwriters, dealers and agents.

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The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Stockholders, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any Shares covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of common stock.

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LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for us by Snell & Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Cryoport, Inc. and its subsidiaries for the year ended December 31, 2022, appearing in Cryoport, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Cryoport, Inc. and its subsidiaries as of December 31, 2024 and 2023, and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus by reference to Cryoport, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Cryoport, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of filing:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 7, 2025 (the “Form 10-K”).

2.	The description of the Company’s common stock contained in its Registration Statement on Form 8-A (No. 001-34632), filed with the SEC on July 22, 2015, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Form 10-K.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in this registration statement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or a subsequently filed document incorporated by reference modifies or replaces that statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Under the Nevada Revised Statutes and the Company’s Amended and Restated Articles of Incorporation, as amended, the Company’s directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of their fiduciary duty. This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. Section 78.138 of the Nevada Revised Statutes provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable to the corporation or its stockholders or creditors for damages resulting from an act or failure to act in his or her capacity as a director or officer unless (a) the presumption that a director or officer acted in good faith, on an informed basis and with a view to the interest of the corporation is rebutted; and (b) it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of their fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

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Under the Company’s Amended and Restated Bylaws, persons who are made a party to, threatened to be made a party to, or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, or a proceeding, by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the Company or is or was serving at the request of the Company in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or an indemnitee, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss incurred (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) or suffered by such indemnitees in connection therewith. However, subject to certain exceptions with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Company’s board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.    Exemption From Registration Claimed.

All Shares registered hereunder for reoffer or resale have been or will be issued to Jerrell W. Shelton, the Company’s President and Chief Executive Officer, and Robert S. Stefanovich, the Company’s Chief Financial Officer (collectively, the “Selling Stockholders”), as applicable, in reliance upon an exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Selling Stockholders is an executive officer of the Company and an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
4.1	Amended and Restated Articles of Incorporation of Cryoport, Inc.	Incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed with the SEC on November 9, 2012

4.2	Amended and Restated Bylaws of Cryoport, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on February 8, 2016

4.3	Amended and Restated Certificate of Designation of Class A Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2015

4.4	Certificate of Designation of Class B Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2015

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Exhibit Number	Description	Page or Method of Filing
4.5	Amendment to Certificate of Designation of Class B Preferred Stock	Incorporated by reference to Exhibit 3.6 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on April 17, 2015

4.6	Certificate of Change filed with the Nevada Secretary of State on May 12, 2015	Incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K filed with the SEC on May 19, 2015

4.7	Amendment to Certificate of Designation of Class A Preferred Stock	Incorporated by reference to Exhibit 3.8 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 filed with the SEC on June 22, 2015

4.8	Amendment to Certificate of Designation of Class B Preferred Stock	Incorporated by reference to Exhibit 3.9 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 filed with the SEC on June 22, 2015

4.9	Amendment to Certificate of Designation of Class A Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2015

4.10	Amendment to Certificate of Designation of Class B Preferred Stock	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2015

4.11	Certificate of Amendment filed with the Nevada Secretary of State on November 23, 2015	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2015

4.12	Certificate of Amendment filed with the Nevada Secretary of State on May 30, 2018	Incorporated by reference to Exhibit 3.12 of the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2019

4.13	Certificate of Designation of 4.0% Series C Convertible Preferred Stock of Cryoport, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2020

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith

23.3	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	Included on the signature page hereto

99.1	Form of Stock Option Agreement (granted outside of the Plans)	Incorporated by reference to Exhibit 10.17 of the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2025

107	Filing Fee Table	Filed herewith

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Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on March 7, 2025.

CRYOPORT, INC.

By:	/s/ Robert S. Stefanovich
Name:	Robert S. Stefanovich
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jerrell W. Shelton and Robert S. Stefanovich, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerrell W. Shelton	President, Chief Executive Officer and Director	March 7, 2025
Jerrell W. Shelton	(Principal Executive Officer)

/s/ Robert S. Stefanovich	Chief Financial Officer	March 7, 2025
Robert S. Stefanovich	(Principal Financial and Accounting Officer)

/s/ Daniel M. Hancock	Director	March 7, 2025
Daniel M. Hancock

/s/ Robert Hariri, M.D., Ph.D.	Director	March 7, 2025
Robert Hariri, M.D., Ph.D.

/s/ Ramkumar Mandalam, Ph.D.	Director	March 7, 2025
Ramkumar Mandalam, Ph.D.

/s/ Ram Jagannath	Director	March 7, 2025
Ram Jagannath

/s/ Linda Baddour	Director	March 7, 2025
Linda Baddour